Exhibit 10.2

 Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.
Omitted Information is indicated by [***]

SUPPLY AGREEMENT

REFERENCE GDN0097-23

between

EVE UAM, LLC

and

EMBRAER S.A.

and

SOCIETE DUC (t/a DUC Hélices Propellers)

for

EVE-100 PROGRAM

1

SUPPLY AGREEMENT

REFERENCE GDN0097-23

This Supply Agreement, effective as of May 22nd, 2023 (“Effective Date”), is made and entered into by and between EVE UAM, LLC, a limited liability company organized under the laws of the State of Delaware, United States, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States and Embraer S.A., a corporation existing under the laws of the Federative Republic of Brazil, having its principal place of business at Avenida Brigadeiro Faria Lima, 2170, in the city of São José dos Campos, State of São Paulo, Brazil (“Buyer” or “Buyer Group”), And SOCIETE DUC (t/a DUC Hélices Propellers), a corporation existing under the laws of the French Republic, having its principal place of business at 289 Avenue Odette et Edouard Durand, Frontenas, 69620, France (“Supplier”), is in regard to the manufacture and supply of certain aeronautical products for use in the Buyer EVE-100 Program (as defined below).

RECITALS

WHEREAS, EVE is engaged in the urban air mobility (“UAM”) industry, and is or may be in the process of designing and manufacturing certain types of an advanced aircraft with electric vertical takeoff and landing vehicle capabilities known as eVTOL and EVE-100;

WHEREAS, eVTOL is a passenger or cargo aircraft with electric propulsion with vertical take-off and landing capabilities;

WHEREAS, Embraer and EVE have entered into a Master Services Agreement establishing that Embraer will render services to EVE for the selection of suppliers of EVE;

WHEREAS, Buyer issued a request for proposal to invite bidders to participate in the Program;

WHEREAS, Supplier sent to Buyer a proposal that indicates that Supplier is willing and able to participate in the Program;

WHEREAS, Supplier agrees to provide certain design, development, integration, interfacing with Other Program Participants and suppliers, certification and support to certification (as applicable), manufacture, sales support, Product, Spare Parts and Customer Services, improvements and retrofits, in relation to certain aeronautical goods as described herein below;

WHEREAS, Supplier agrees to share certain risks concerning the Program and perform certain other efforts for the benefit of the Program;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, receipt of which is acknowledged by each Party hereto, the Parties agree as follows:

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3

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1. DEFINITIONS AND EXHIBITS
1.1. Definitions

For purposes of this Agreement, the following terms will have the meaning as set forth below. As required by the context, defined terms expressed in the singular form deems to refer to the plural form and vice versa. The words “Clause”, “Paragraph”, “Article”, “Section”, “Exhibit” and like references are references to this Agreement, unless otherwise specified. Any references to this Agreement or to any other agreement, exhibit, instrument or document will include any and all amendments, modifications, supplements or substitutions that may be made from time to time to this Agreement or to any such agreement, exhibit, instrument or document, all as permitted by this Agreement, unless otherwise specified.

1.1.1	“Agreement”, “hereof”, “hereto”, “herein” and similar terms mean and/or refer to this Supply Agreement and its respective Exhibits and other documents attached to this Supply Agreement, as well as all amendments, modifications and supplements hereto;
1.1.2	“Aircraft” means the aircraft which are or will be designed and manufactured by Buyer, known as eVTOL and the EVE-100, or any substitute designation for such aircraft as selected by Buyer;
1.1.3	“Aircraft Certification” means the type certification of the Aircraft issued by ANAC, EASA, FAA, TCCA, and any other Airworthiness Authority, if applicable;
1.1.4	“Airworthiness Authority” means ANAC, EASA, FAA, TCCA (as these are defined herein) or such other airworthiness authority by which the Products may be certified, pursuant to the Technical Requirements;
1.1.5	“ANAC” means Agência Nacional de Aviação Civil, the Brazilian Airworthiness Authority or any successor thereof;
1.1.6	“AOG” means “Aircraft on Ground”, and that such Aircraft is unable to continue (or return to) service until appropriate action is taken;
1.1.7	“Background IP” means the Intellectual Property: (a) owned or controlled by a Party prior to the Effective Date; (b) acquired or created, conceived, invented, authored, discovered, and/or otherwise developed by a Party at any time independently from the performance of this Agreement; or (c) Third Party Licensed IP licensed to a Party;
1.1.8	“Buyer’s Designated Company” or “BDC” means any company designated by Buyer which is involved in support solution programs concerning the Products;
1.1.9	“Buyer’s Foreground IP” means [***];
1.1.10	"Buyer Furnished Property" or “BFP” means all property furnished by Buyer to Supplier;
1.1.11	"Buyer Group" means Embraer S.A./EVE and/or any Embraer's/EVE’s subsidiary or affiliate entity;
1.1.12	“Buyer’s Logistics Provider” means the logistics service provider contracted by Buyer for the transport of all Products, Spare Parts and Technical Publications;
1.1.13	“Buyer Use Tooling” means the tooling used exclusively by Buyer;
1.1.14	“Change(s)” mean(s) any modification to the Aircraft or any Product to comply with requirements set forth in this Agreement;
1.1.15	“Change Order” means any order for a Change, Improvement or Correction issued under this Agreement;
1.1.16	"Common Use Tooling" means all tooling required for use by both Supplier and Buyer for the purposes of assembly, disassembly and/or check of the Product;
1.1.17	“Component” means a LRU or any item of its breakdown including Piece Part, software and/or parts thereof;
1.1.18	“Corrected Product” means any Product which has been modified and/or corrected in accordance with the provisions set forth in this Agreement;
1.1.19	“Correction” means either (i) the correction or modification required to make any goods or Services to be provided by Supplier in connection with this Agreement, including, without limitation, Products, Spare Parts and Technical Publications, comply with the requirements of this Agreement or (ii) the replacement of any goods or Services to be provided by Supplier in connection with this Agreement, including, without limitation, Products, Spare Parts and Technical Publications, which do not comply with the requirements of this Agreement by goods or Services which do so comply;
1.1.20	“Critical Design Review” or “CDR” means the event in which is performed a critical design review assessment to confirm that the maturity of the design is appropriate to proceed with Product manufacturing, assembly, integration, and test as further detailed in the Exhibit I;
1.1.21	“Customer” means any owner, lessee or operator of an Aircraft, or an appointee of such owner, lessee or operator;
1.1.22	“Customer Support” means all activities required to be carried out by Supplier to give support to Buyer Group and/or Customers in relation to the Products and/or Supplier services, as set forth in this Agreement and its Exhibits, especially in the Product Support Agreement;
1.1.23	“Deliverable” means any Supplier obligation to be performed hereunder;
1.1.24	“Disclosed Background IP” means a Party`s Background IP that has been disclosed or otherwise provided to the other Party under this Agreement;

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1.1.25	“EASA” means the European Aviation Safety Agency, the airworthiness authority of the European Union or any successor thereto;
1.1.26	“Engineering Team” means a multidisciplinary group of individuals designated by Buyer who are collectively responsible for integrating a function within the Aircraft (e.g. hydraulic power, electrical generation, propulsion, tests execution, etc). The composition of an Engineering Team may be modified by Buyer in its sole discretion and may vary according to the nature of the function in issue;
1.1.27	“Entry into Service” or “EIS” means the Aircraft delivery date to the first Customer;
1.1.28	“Exhibit” means those documents, individually or jointly, as listed in Section 1.2 hereof and which are an integral part of this Agreement;
1.1.29	“FAA” means the United States Federal Aviation Administration or any successor thereto;
1.1.30	“Foreground IP” means the entire worldwide right, title and interest in and to the Intellectual Property first created, conceived, invented, authored, discovered, and/or otherwise developed as a result of this Agreement during its term, excluding any Background IP.
1.1.31	GSE” or “Ground Support Equipment” means any tool, tooling, special devices, equipment or software required to support the production, operation and/ maintenance of the Aircraft and all its equipment, goods and parts, including special GSEs or commercial of the shelf GSEs (“COTS GSEs”), to be furnished by Supplier to Buyer under the terms hereof;
1.1.32	“Improvement” means a change implemented in the Product to increase the Aircraft and/ or Product’s performance and/or competitiveness in the market;
1.1.33	“Intellectual Property” means all intellectual property and industrial property rights arising under the laws of any jurisdiction, including (but excluding Trademarks): (a) patents, patent applications, industrial designs and statutory invention registrations and similar rights in inventions, (b) copyrights and all rights in any original works of authorship that are within the scope of any applicable copyright law, (c) rights in data, databases, and software and (d) trade secret and intellectual property rights in confidential information or Proprietary Information;
1.1.34	“LRM” means “Line Replaceable Module”, which is a module that can be readily changed on an Aircraft during a maintenance operation and is part of an LRU;
1.1.35	“LRU” means “Line Replaceable Unit”, which is a unit or a portion or a Component of the Product that can be readily changed on an Aircraft during line maintenance operations;
1.1.36	“Major Change” means [***]
1.1.37	“Material Review Board” or “MRB” means a group of specialists from Buyer’s quality and engineering departments formally constituted, under the coordination of the quality department, whose function is to review, evaluate, determine the disposition of nonconforming material, and request corrective actions;
1.1.38	“Obsolescence” means the discontinuation of desirability, availability and/or usefulness of a Component in the production or support of the Aircraft and/ or its related Components and systems caused by new inventions, technological evolution, changes in design, improvement of production processes or external factors such as regulatory issues and environmental restrictions;
1.1.39	“OEM” means Original Equipment Manufacturer;
1.1.40	“Other Program Participants” or “OPP” means any third party responsible for a function or for a supply of Aircraft parts or Components for the Program;
1.1.41	“Parties” mean Buyer and Supplier, taken collectively;
1.1.42	“Party” means each of Buyer and Supplier, individually;
1.1.43	“Piece Part” means a subassembly or discreet Component used in production, maintenance and Correction in support of LRUs and LRMs;
1.1.44	“Preliminary Design Review” or “PDR” means the event in which is performed a preliminary design review assessment to verify that the proposed Product design meets the functional and performance requirements and all the interfaces among Supplier’s Products, OPP’s Products and the Aircraft are proper defined to proceed with the detailed design, as further detailed in the Exhibit I;
1.1.45	“Price” means the total amount paid by Buyer to Supplier in accordance with Section 3.2 of this Agreement;
1.1.46	“Product” means all goods, including Piece Parts, software, parts and/or Components, GSE thereof for the Aircraft (including any prototype Aircraft) and/or for any simulator, as well as Technical Publications, certificates of conformance (CofC), and any other Product documentation, to be provided by Supplier under this Agreement, as further described in the Exhibits attached hereto, as may be amended from time to time and include those goods provided by the Supplier under this Agreement which are intended for Buyer Group’s use, Customer’s use, or for sale as Spare Parts or production replacements;
1.1.47	“Program” means all activities related to the design, development, certification, manufacturing, sales and after-sales support of the Aircraft including, but not limited to Customer Support;

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1.1.48	“Proprietary Information” means all information or data, whether or not marked or otherwise specified as proprietary or confidential, related to the Program which concerns a Party’s technology, trade secrets, know-how, existing or future products, financial or corporate information. This information may include, but is not limited to, information relating to inventions, computer software programming and technology, research, development of new products, engineering, manufacturing processes, purchasing data, make-or-buy plans, business plans, accounting, marketing, sales or pricing data. Such information or data may be contained in materials such as drawings, designs, engineering releases, tools, master tools, models, samples, databases, datasets, specifications, algorithms, manuals, reports, compilations, research, patent applications, computer programs, machine-readable data (such as electronic files), marketing and financial information and plans, and any information derived or compiled in whole or in part therefrom. Such information and data include, but is not limited to, information received by a Party which the Party is obligated, contractually or otherwise, to hold in confidence;
1.1.49	“PSA” means, when related to Customer Support subjects, “Product Support Agreement”, and when related to engineering activities, “Product Structure Assurance”;
1.1.50	“Pull System” means the system for management and maintenance of an inventory level of Products, available for Buyer’s production line and/or assembly line;
1.1.51	“Purchase Order” means any purchase order issued by Buyer Group to Supplier, for the supply of Products or Services in accordance with this Agreement;
1.1.52	“Repair” means the process of repairing any defective or non-conforming Product which defect or non-conformity is solely attributable to Buyer;
1.1.53	“Resident Team” means the group of employees of a Party selected by such Party to work in the Program at the other Party’s facilities pursuant to Sections 6.7.2 and 6.7.3 hereof;
1.1.54	“Risk Sharing Business Relationship” means [***];
1.1.55	“Rotating-Use Tooling” means tooling that is used by Supplier and Buyer and transferred from one Party to the other according to its use (i.e. containers, dummy parts and shipping fixtures);
1.1.56	“Services” means all services to be provided by Supplier under this Agreement and its Exhibits, including but not limited to Customer Support, repair, overhaul and training;
1.1.57	“Shipset” means a complete set of Products to be provided by Supplier hereunder, which is necessary for the complete installation in one (1) Aircraft;
1.1.58	“Spare Parts” means Products that are intended for Buyer Group’s use, Customer’s use or Buyer Group’s sale for Customer use as spare parts;
1.1.59	“Subcontractor” means any manufacturer and/or supplier and/or authorized distributor, excluding Supplier, which manufactures and/or supplies any portion or part of the Products and/or Services, pursuant to the instructions and/or contract of Supplier;
1.1.60	“Supplier’s Foreground IP” means [***];
1.1.61	“Supplier Use Tooling” means the tooling used exclusively by Supplier;
1.1.62	“Supplier’s Technical Proposal” means Supplier’s technical response to the Technical Requirements;
1.1.63	“System” means a combination of inter-related items arranged to perform a specific function;
1.1.64	“TCCA” means Transport Canada, the Canadian Airworthiness Authority or any successor thereto;
1.1.65	“Technical Publications” means all data in regard to operational, maintenance, quality control or any other relevant data or part thereof, necessary or useful for the complete and satisfactory use, operation, installation, maintenance, servicing, overhaul of the Products, provided by Supplier hereunder and in accordance with the Product Support Agreement;
1.1.66	“Technical Requirements” means the technical requirements necessary to ensure the Product a minimum set of functions for its design, certification, production and deliver by Supplier under this Agreement and as may be amended during the Program. The Technical Requirements may be described in documents named System Basic Data (SBD) or High Level Requirements (HLR) or Technical Requirements Document (TRD) or any other designation as determined by Buyer;
1.1.67	“Third Party Licensed IP” means Intellectual Property licensed by a third party to a Party with the right to grant sublicense(s) without: (i) violating the terms of any agreement or other arrangement with any third party; (ii) requiring any consent, approvals or waivers from any third party; or (iii) requiring the payment or granting of consideration to any third party.
1.1.68	"Tooling" and "Tools" mean Supplier-Use Tooling, Common-Use Tooling, Rotating-Use Tooling or Buyer Use Tooling.
1.1.69	“Trademarks” means any trademarks, service marks, trade names, service names, trade dress, logos, domain names, social media accounts and other identifiers of source, together with goodwill associated with any of the foregoing.

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1.2. Exhibits

The following documents are attached hereto and are hereby made an integral part of this Agreement:

Exhibit A	List of Products, Shipset Price & Product Price Breakdown List
Exhibit B	Technical Requirements / System Basic Data (SBD)
Exhibit C	Program Operational Directives
Exhibit D	Statement of Work (SOW)
Exhibit E	Manufacturing High Level Requirements/Tooling Manual
Exhibit F	Shipping Policy
Exhibit G	Product Support Agreement (PSA)
Exhibit H	Buyer’s Quality Requirements for Suppliers (EQRS) /
Buyer Production Part Approval Process Verification (EPPAP)
Exhibit I	Program Master Schedule
Exhibit J	Weight Control Program
Exhibit K	Product Export Control Classification Sheet
Exhibit L	Environmental, Social and Governance (ESG) Requirements
Exhibit M	Ground Support Equipment Agreement
Exhibit N	Intentionally left in blank
Exhibit O	Intentionally left in blank
Exhibit P	Intentionally left in blank
Exhibit Q	Intentionally left in blank
Exhibit R	Maintenability and Maintenance Program Data
Exhibit S	Intentionally left in blank
Exhibit T	Risk Assessment Action Plan

In the event any conflict exists between the terms and conditions set forth in the Exhibits hereto and those terms and conditions of this Agreement, the terms and conditions of this Agreement will prevail. A conflict must not be deemed to exist when this Agreement and an Exhibit hereto address different or specific situations or activities.

In the event any conflict exists between the terms and conditions of this Agreement or its Exhibits and those terms and conditions of the Supplier’s Technical Proposal, the terms and conditions of this Agreement or its Exhibits will prevail, it being understood, however, that any and all additional features set out in the Supplier’s Technical Proposal must not be deemed to conflict with this Agreement or its Exhibits and must therefore apply in addition to this Agreement or its Exhibits and complied with by Supplier.

2.     OBJECT OF AGREEMENT

2.1.           Subject of Agreement

According to the terms and conditions of this Agreement, Supplier agrees to design, develop, certify, industrialize, manufacture, test, provide support for certification at any Airworthiness Authority and supply the Products for use or installation on the Aircraft. Supplier must furthermore provide the Services and Customer Support in accordance with the terms of the Product Support Agreement – Exhibit G, and cooperate, as reasonably requested by Buyer, with all Other Program Participants.

Supplier acknowledges that it has the current capacity to supply [***] Ship Sets to Buyer per year or the equivalent of [***] Ship Sets delivered per calendar month, and that such capacity shall increase annually according to the table provided. forward below [***]

Buyer does not guarantee to Supplier: (i) any minimum amounts of Products to be purchased by Buyer under this Agreement and/or under any Purchase Order; (ii) any minimum amount of money to be paid by Buyer pursuant to this Agreement; (iii) any constant or fixed number of Purchase Orders to be placed by Buyer with Supplier in any given period of time; and/or (iv) the use of Products in any of its Customer’s aircraft. The Parties agree that Buyer, at any time during the life of this Agreement and in its sole discretion, may purchase similar or comparable products and/or services from other suppliers.

Furthermore, Supplier hereby agrees that it is of the essence of this Agreement that the Products, Services and Technical Publications must only be sold and/or supplied to Buyer, unless otherwise agreed in writing by Buyer.

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2.2.           Program Risk Sharing Conditions

Supplier and Buyer have a Risk Sharing Business Relationship in accordance with the terms of this Agreement.

Notwithstanding anything to the contrary herein or in any other document executed by Buyer, Buyer has no obligation or commitment whatsoever to (i) start the Program on any specific date; (ii) comply with any specific time schedule for the performance or execution of the Program; or (iii) having started the Program, to continue or complete it.

2.3.           Financing Contribution for the Program

Supplier must absorb and be solely liable and responsible for [***].

Supplier must comply to the requirements and procedures set forth in [***]

Supplier hereby grants a free of charge license to Buyer Group and/or BDC to manufacture the Special GSE (including, without limitation, designs, processes, drawings, technical data and tooling), according to the definitions agreed on Exhibit M – Ground Support Equipment Agreement.

Supplier acknowledges and agrees that Buyer and/or Buyer Group and/or OPPs and/or BDC will have full and exclusive title to all development products, including all GSE from the moment of their delivery to Buyer and/or Buyer Group and/or OPPs and/or BDC pursuant to above terms.

It is of the essence of this Agreement and of the Program that Buyer does not have any obligation or liability to Supplier for [***]

2.4.           Contribution for Aircraft Sales

(a)              Staff Training

Supplier agrees to promote Buyer’s Aircraft sales activities by providing training on the Products to Buyer’s staff and/or BDC staff. Such training must be held with respect to technical and operational facts as well as sales assistance and must be provided throughout the Program, free of any cost or expense to Buyer and/or BDC.

(b)              Sales and Marketing Team and Integrated Business Offers

As reasonably requested by Buyer, Supplier will cooperate with Buyer on sales and marketing activities necessary to support the introduction and the long-term success of the Program, including, but not limited to, sales and marketing strategy, customer presentations, product development, exhibitions, brochures, operators conferences, and the development and submittal of integrated proposals to Customers. Such cooperation in the development of integrated business proposals must include (without limitation) consultation with Supplier as to the nature of non-cash concessions that would be made to support introduction of the Aircraft. Supplier will support Buyer’s sales and marketing with all Customers and use its reasonable efforts to meet all Program and campaign milestone dates which require Supplier’s support.

(c)               Joint Strategy

Supplier and Buyer will meet, at any time, upon request of either Party, but at least twice a year, to review: Aircraft improvements, marketing and sales strategy, and production schedules.

(d)               Concession Sharing

Supplier may contribute to Buyer’s Aircraft sales campaigns through Product price reductions and free of charge Products, as applicable to each Aircraft sales negotiation.

2.5.           Deliverables

The Program is divided into phases, in accordance with the terms of Exhibit C –Program Operational Directives.

Buyer may, at its sole discretion, determine any modifications, inclusions and/or removals of any Program Deliverables and milestones, which must be duly agreed by the Parties and formalized in writing. Any modification to Program Deliverables formalized in writing by the Parties must be deemed automatically incorporated as an amendment to this Agreement.

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In the event Supplier fails to perform pursuant to the terms of this Agreement or any Amendment to Program Deliverables and milestones executed by the Parties, such failure is considered a material breach of this Agreement and Buyer is entitled to terminate this Agreement and recover damages from Supplier as permitted under Section 7 hereof.

2.6.           Product Design, Development, Production and Aftermarket

To increase the competitiveness of the Program, Supplier agrees to maintain its Products’ competitiveness in the marketplace and compliant with the applicable governmental agencies and Airworthiness Authorities regulations. For that purpose, Supplier must use the most appropriate techniques and technologies available in the aerospace industry and in the field of project management for the design, development, certification, manufacturing, and support of the Products.

During the life of the Program, Supplier agrees to use the most economical, environmentally compatible, and state-of-the-art technologies on the Products.

Throughout the life of the Program, if the overall performance and competitiveness of Supplier’s Products including but not limited to Services, parts and Repairs, as reasonably determined by Buyer, does not sufficiently perform or compete in the evolving market or satisfy Customers’ requirements, Supplier undertakes to submit to Buyer and implement a Product Improvement plan aimed at meeting the market and/or Customers’ demands.

In any such case, Supplier assures and must continue to assure, at any time during the life of the Program, that any improved or upgraded Products will (i) be fully interchangeable with former versions of the Products, unless otherwise previously and specifically agreed in writing by Buyer, and (ii) not be subject to a more restrictive export control classification than what was identified at the execution of this Agreement (Exhibit K – Product Export Control Classification Sheet).

2.7.           Obsolescence

Supplier must manufacture and design all Products in a manner to avoid Obsolescence. Supplier also undertakes to implement all relevant steps in accordance with the Product Support Agreement (Exhibit G) so as to prevent Obsolescence, ensuring that updated Products are fully interchangeable with its previous versions and are not subject to a more restrictive export control classification than what was identified at the execution of this Agreement (Exhibit K – Product Export Control Classification Sheet).

Supplier will remain at all times fully liable for any and all [***].

2.8.           Same or better conditions for other aircraft

[***]

2.9.           Entry into Force

This Agreement will enter into force and effect at the Effective Date as provided in this Agreement.

Notwithstanding the Agreement Effective Date as provided above, except as provided for below in this Section, the obligations under this Agreement will only be binding on Buyer upon Buyer’s board of directors approval of the Program, at Buyer’s Board of Directors sole discretion.

The Parties agree that Buyer will seek the approval of its board of directors for the Program in good faith as soon as reasonably possible and without further conditions and/or modifications to this Agreement.

Notwithstanding the foregoing, the Parties will continue to work in good faith on the Program, including the development of the Product, provided, however, that neither Party will be obligated to continue to work on the Program beyond 1st January, 2024 unless otherwise mutually agreed to in writing between the Parties.

Buyer must give Supplier a written notice immediately upon the board of directors decision. Supplier acknowledges and agrees that Buyer will have no obligation and liabilities towards Supplier if the board of directors does not approve the Program.

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3.     PRICES AND PAYMENT

3.1.           Currency and Currency Exchange Rate

All prices and payments referred to in this Agreement are set forth in United States Dollars (US$). [***].

3.2.           Price

The Price of the Products is set forth in Exhibit A of this Agreement.

All Prices set forth in this Agreement include all taxes, imposts, fees, duties and levies, tariffs and export duties and charges of any kind, incurred by Supplier for the supply of Products to Buyer, in accordance with the terms and conditions herein. All Prices herein are firm and fixed until [***] and are subject to a price adjustment methodology as set forth in Section 3.4 below. The payment of the Prices constitutes the sole and total amount to be paid by Buyer Group to Supplier for the Products, Deliverables, Spare Parts, GSEs, Technical Publications and all other Services and performance rendered by Supplier under this Agreement and its Exhibits. Supplier warrants that the Prices for the Products or Services provided to Buyer Group will [***].

3.3.           Spare Parts for development, production line and/or assembly line and aftermarket

Supplier must provide Spare Parts, Piece Parts and LRUs to Buyer under the OEM prices to support Program development, production line and/or assembly line and aftermarket.
3.4.           Price Adjustments
 [***].

3.4.1.   Price Adjustment Formula

 [***]

3.4.2.   Delayed Products

In the event the delivery of a Product is delayed beyond the originally scheduled delivery date of such Product, and such delay occurs on or after the date that allows the adjustment of the Price pursuant to Section 3.4.1 above, such adjustment will not apply.

3.4.3.   Price Reduction

3.4.3.1.        Technical and/or Productivity Improvements and Learning Curve

[***]

3.4.3.2.        Annual Volume-based discount

 [***]

3.4.3.3.        Supplier’s Manufacturing Operations Relocation

 [***]

3.5.           Payment

3.5.1.   Payment Term

[***]

3.5.2.   Right to Set-Off

Notwithstanding the foregoing and without prejudice to other rights and remedies, Buyer will have the right, at its option, to set off [***].

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4.     PURCHASE ORDERS, DELIVERY, ACCEPTANCE AND RETURN

4.1.           Purchase Orders

4.1.1.   General

Buyer will place Purchase Orders with Supplier, confirming the purchase and setting forth the quantity, delivery dates and other specific conditions for each purchase of Products, Spare Parts, Services, Technical Publications or Customer Support to be provided under this Agreement, in accordance with the Standard Lead-Time set forth in Section 4.1.2 below. Every Purchase Order will be governed by and be deemed to include the provisions set forth in this Agreement and may contain the reference number of this Agreement.

Purchase Orders issued by Buyer in accordance with the Standard Lead-Time must be fully binding on Supplier. Supplier must acknowledge and accept each Purchase Order, within seven (7) calendar days after its receipt of same, provided that such Purchase Order complies with the requirements set forth in this Agreement. If an acknowledgement or acceptance notice is not received within said seven-day period, the Purchase Order will be considered accepted and effective.

For Purchase Orders (i) issued not in accordance with the Standard Lead-Time and/or (ii) that contain special terms and conditions, applicable exclusively to those Purchase Orders, Supplier must, within seven (7) days from the issuance date of each Purchase Order, notify Buyer, in writing, of its acceptance or rejection of said Purchase Order. If an acknowledgement notice is not received within said seven-day period, the Purchase Order will be considered accepted and effective. Supplier will not unreasonably reject or withhold acceptance of any Purchase Order. In case Supplier rejects a Purchase Order, Supplier must specify the reasons and rational for such rejection, as well as any changes or additions that would make such Purchase Order acceptable for Buyer consideration and analysis.

During the development phase of the Program, notwithstanding the Standard Lead-Time, for the delivery of Products and Spare Parts for prototypes, Buyer may place Purchase Orders not according to such standard lead-time, which must be fully binding on Supplier. Supplier must keep track of any updates Buyer may communicate regarding the Program Master Schedule (Exhibit I) and Program Deliverables so as to guarantee the timely delivery of Products during the development phase.

Buyer may inform Supplier of Purchase Order placement or production forecast in advance; however, Purchase Orders forecast and Aircraft production forecasts are not binding on Buyer and are merely informative.

Supplier must not, without the previous and express written consent of Buyer, change the terms of a Purchase Order, whether by addition, modification or deletion, nor must its invoices, notes or correspondence modify or alter the terms of any Purchase Order.

4.1.2.   Purchase Orders Standard Lead Time

The standard lead time for placement of a Purchase Order is:

[***]

4.1.3.   Rescheduling

Postponement: when requested in writing by Buyer, Supplier must postpone deliveries to accommodate changes in the Aircraft production schedule, at [***].

Acceleration: when requested in writing by Buyer, Supplier must use its best efforts to accelerate Products deliveries to accommodate an increase in the Aircraft production schedule, at no extra cost to Buyer. In the event Supplier demonstrates it is unable to meet the Aircraft production rescheduling, Buyer has the right to look for alternatives, so as to not jeopardize the Aircraft production schedule.

4.1.4.   Cancellation

[***]

4.1.5.   Other Production Planning, Scheduling and Delivery Terms

Buyer may, at any time, request Supplier to support initiatives that aim to establish alternative processes for production planning, Product delivery, Purchase Order placement, lead times and supply chain management other than those terms already established on this Agreement, without any cost impact to Buyer.

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Supplier must be prepared to implement a Pull System for planning, production and delivery process.

The timing, transition phase, items affected and detailed processes to implement the Pull System must be mutually agreed by the Parties.

4.2.           Delivery

4.2.1.   General

Supplier must deliver the Products and/or Spare Parts and/or Technical Publications on the dates set forth in the respective Purchase Orders, duly packaged, in the FCA Buyer’s Logistic Provider condition, according to the most updated published version of the ICC’s INCOTERMS.

In addition, Supplier must comply with the provisions of Section 8.1.1 (Export Control) and Buyer’s Shipping Policy (“Shipping Policy”). Supplier must any goods required to be delivered pursuant to this Agreement and necessary for updates, retrofits and support of the flight test campaign in the same condition set forth in the preceding paragraph.

[FOR FCA:]

If delivery of a Product is delayed with no fault of Buyer, and Buyer in its sole discretion decides to change the regular shipping procedure in order to expedite the delivery of the delayed Product, Supplier must reimburse Buyer for all costs and expenses, including but not limited to air transportation, incurred by Buyer in expediting the delivery of the delayed Product.

4.2.2.   Title and Risk of Loss

Subject to Section 4.3 (Acceptance and Rejection) herein, title to and risk of any loss of, or damage to, all Products and/or Spare Parts and/or Technical Publications will pass from Supplier to Buyer upon delivery [Buyer’s Logistic Provider] (if Section 4.2.1 is FCA condition). Notwithstanding the delivery conditions established herein, Supplier must at all times be responsible for any and all loss or damage resulting from Supplier’s fault or negligence or failure to comply with the terms and conditions of this Agreement, especially those contained in the Shipping Policy.

4.2.3.   Packing and Shipping

Except as expressly provided otherwise herein, all Products, Spare Parts and/or Technical Publications must be prepared (cleaned, preserved, etc.) and packed for shipment in a manner acceptable to Buyer and/or Buyer’s Logistics Provider, so as to (i) comply with carrier regulation and (ii) prevent damage or deterioration during handling, shipment and storage at destination.

Supplier must pack and ship the Products in accordance with the terms of this Section 4.2.3 and the instructions, procedures and requirements set forth in the Shipping Policy, and must be solely responsible for the issuance of all necessary documents related to packing and shipping.

The Shipping Policy contains provisions related to the following subjects: (i) shipping conditions for production materials and Spare Parts; (ii) shipping conditions for the return of non-conforming materials, and (iii) packaging conditions for production materials, Spare Parts and non-conforming materials (“Buyer’s Package Manual”).

The Shipping Policy is made available through the Internet at the Universal Resource Locator (URL) address: https://www.embraersuppliers.com/esuppliers/#/en-US/supplier-requirements.

For informational purposes only, the Shipping Policy and the Packing Manual are attached hereto as Exhibit F.

Buyer may revise the Shipping Policy, at any time and without any prior notice to Supplier, and such revised versions will be posted at the above-mentioned URL address.

It is Supplier’s sole responsibility to [***].

Unless otherwise expressly specified in this Agreement, the Prices for Products and/or Spare Parts and/or Technical Publications established in this Agreement include, without limitation, the cost of preparation, packaging, crating, shipping fixtures and packages, packages marking, furnishing of packing sheets and test reports and loading on the carrier’s equipment.

13

Supplier must be responsible for [***].

4.3.           Acceptance and Rejection

Buyer’s acceptance of all Products, Spare Parts and/or Technical Publications is subject to Supplier’s compliance with the terms and conditions set forth in this Agreement, especially those contained in the Purchase Orders, in the Shipping Policy and in the Quality Requirements. No test, inspection, certificate or report of any kind carried out by Supplier, including those at which a representative of Buyer was present, constitute a final inspection or acceptance of the Products and/or Spare Parts and/or Technical Publications under this Agreement, unless otherwise either specifically agreed upon in writing by Buyer.

Buyer may reject any Product, Spare Part and/or Technical Publication that does not conform to the requirements of this Agreement or any Exhibits, including without limitation, any Purchase Orders, the Shipping Policy and/or the Quality Requirements, either during Buyer’s incoming inspection and/or during its installation in the Aircraft at the production line and/or assembly line, by notifying Supplier in writing of such rejection. The costs related to such rejection and delivery of new Products to Buyer must be [***]

Products rejected at inspection will be deemed as not delivered to Buyer and, at Buyer’s sole discretion, such non-compliance subjects Supplier to the application of Section 7.5.1 hereunder. In addition, the invoice for the rejected Product [***].

No inspection, test delay or failure to inspect or test or failure to discover any defect or other non-conformance relieves Supplier of any obligations under this Agreement or impair any right or remedy of Buyer.

4.4.           Return

Buyer will be entitled to return to Supplier (i) any rejected Product, Spare Part and/or Technical Publication, either during Buyer’s incoming inspection and/or during its installation in the Aircraft at the production line and/or assembly line; (ii) any defective Product, Spare Part and/or Technical Publication that is under warranty, in accordance with the terms of Section 6.12 of this Agreement, and (iii) any Product, Spare Part and/or Technical Publication that is under Repair.

The return of Products referred to in items (i), (ii) and (iii) above will be in accordance, respectively, with the applicable customs regime or process for the return of Products then in effect (e.g. drawback, RECOF), the replacement under warranty process and the Repair process, as detailed in the Shipping Policy.

5.     QUALITY ASSURANCE

5.1.           Quality Assurance

Supplier must comply with Buyer’s quality requirements for suppliers and Buyer production part approval process verification (“Quality Requirements”) made available through the Internet at the Universal Resource Locator (URL) address: https://www.embraersuppliers.com/esuppliers/#/en-US/supplier-requirements.

For informational purposes only, such Quality Requirements are attached hereto as Exhibit H – Buyer’s Quality Requirements for Suppliers (EQRS) / Buyer Production Part Approval Process Verification (EPPAP).

Whenever a new revision of the Quality Requirements is released, Buyer shall notity Supplier in writing. . Any revision implemented as described herein will be deemed automatically incorporated to Exhibit H as an amendment to this Agreement.

  Failure to access the information at the aforementioned URL address does not relieve Supplier from its obligation to comply with the terms and conditions of this Agreement and the Quality Requirements and to deliver Products that complies with all such requirements. Supplier must immediately notify Buyer to obtain access to or a copy of the Quality Requirements if such URL address cannot be accessed for any reason.

5.2.           Source Inspection

At any time, Buyer may, at its sole discretion, elect to inspect Products, Spare Parts, Technical Publications and/or processes related to commercial, engineering, quality and material processing control relating to Supplier’s performance under this Agreement at source, including all Product packing and accompanying documentation at the delivery point, by providing Supplier with a prior written notice at least five (5) days before the date of the intended inspection.

Supplier agrees that the Airworthiness Authority must be entitled to inspect and evaluate Supplier including, but not limited to, Supplier’s facilities, systems, data, equipment, personnel, testing and all work-in-process and completed work.

14

Supplier must cause its Subcontractors to authorize Buyer and/or Airworthiness Authority to conduct such inspections on the same basis.

Supplier must be responsible for the payment or reimbursement to Buyer, as the case may be, of any and all costs and expenses incurred by Buyer in connection with source inspections and any other actions that may be necessary, at Buyer’s discretion, as a result of Supplier’s recurring non-compliance with the terms of this Agreement.

In case of Supplier’s recurring non-compliance, Buyer may request that Supplier [***]. Buyer may, at its sole discretion: [***].

5.3.           Exchange Units

[***]

6.     FURTHER OPERATIONAL PROCEDURES

6.1.           Assurance of Performance

If Buyer, at any time, has reasonable grounds for insecurity that it will receive Supplier’s timely, continuing and complete performance hereunder, Buyer may demand in writing from Supplier adequate assurances with respect to any specific matters regarding Supplier’s performance, whereby Supplier must provide the necessary assurances that Supplier is able to perform all of its obligations under this Agreement when and as specified herein.

Supplier agrees to deliver said written assurance of performance to Buyer as promptly as possible, but in any event no later [***] following Buyer’s request. Each said written assurance of performance must be accompanied by any information reports or other materials prepared by Supplier, as Buyer may reasonably request. Supplier agrees that Buyer may suspend all or any part of Buyer’s performance hereunder including, but not limited to, any payments due to Supplier, until Buyer receives such written assurance of performance from Supplier, satisfactory in form and substance to Buyer.

In case Buyer requests a meeting with Supplier’s representatives to discuss the matters related to the assurance of performance, Supplier agrees to take all actions to make its representatives meet with Buyer’s representatives, [***] as soon as practicable following such Buyer’s request, and Supplier agrees to make available to Buyer additional information, reports or other materials in connection therewith, as Buyer may reasonably request.

6.2.           Flight Test and Ground Tests

The development of Products for the Aircraft is carried out both at Supplier’s and Buyer’s sites, and the Parties will use the Aircraft prototypes and/or pre-series and/or demonstrators and/or rigs in dedicated series of tests when at Buyer’s site as scheduled by Buyer.

6.2.1.   General Concepts

During the Aircraft development phase, [***].

Supplier warrants that the Products will conform to the requirements of this Agreement, including, without limitation the Exhibit B (Technical Requirements/System Basic Data (SBD). Supplier is responsible to correct the Products in case of damage resulting from normal installation and/or operation as per Supplier’s instructions.

Supplier must provide to Buyer, at no cost or charge to the latter, all necessary resources and technical support during all development phase of the Program up to the period agreed in the Exhibit D – Statement of Work (SOW), up to the Aircraft Certification, except as set forth in Section 6.8 (Changes).

Supplier must replace or upgrade all the free Shipsets provided to Buyer for use on the pre-series, prototypes and demonstrator Aircraft by new certified Products or by the latest certified production configuration and production name plated at no cost to Buyer, so that these Products can be installed and sold in any Aircraft.

For planning purposes, the flight test activities efficiency is defined as the ratio of the number of test points executed in accordance with the approved test proposal and the total numbers of test points actually flown.

6.2.2.   Flight Test Planning

Although individual test flights are multidisciplinary, for planning purposes a dedicated amount of flight test hours is allocated to every development and certification item, as if dedicated test flights would be carried out.

15

6.2.3.   Flight and Ground Test Support Work and Costs

Supplier must provide a detailed plan for on-site support considering, but not limited to the following: number of employees and applicable skills, [***] on-site support, list of spare parts and consumables, required GSE's. In addition, Supplier must apply in a timely manner for work visa for each person or employee in order to provide support for the Aircraft flight and ground tests, as scheduled by Buyer. Such plan must be approved by the Buyer before any implementation, unless otherwise expressly agreed between the Parties.

Any costs and expenses related to additional flight test hours necessary due to problems related to the development or integration of Supplier’s Product into the Aircraft must be under Supplier’s responsibility.

6.3.           Manufacturing

Supplier must follow the requirements and procedures established in the Manufacturing High Level Requirements as set forth in Exhibit E attached herein.

Supplier must notify Buyer at least six (6) months prior to any relocation or transfer of its (or its Subcontractors) operations where the Products are manufactured (“Supplier’s Relocation”), and such relocation or transfer must be approved by Buyer in accordance with Buyer’s Quality Requirements. In no event the Price will be increased due to Supplier’s Relocation. Supplier’s will bear any and all costs relating to a Supplier’s Relocation, including Buyer’s costs.

In addition, upon Supplier’s notification of any Supplier’s Relocation, Supplier must provide Buyer its detailed operations’ transition plan including all tasks and timeline related to the Supplier’s Relocation, including but not limited to the period of the transition and Product buffer stock strategy, manpower readiness and training plan in the new location, which assets and/or tooling are being transferred, overall infra-structure in the new location, engineering support and MRB planning.

6.4.           Tooling

6.4.1.   Use and Disposition of Tooling

Supplier must use any and all Tooling only for the purpose of performing its obligation under this Agreement, and Supplier must not sell, lease or otherwise dispose of any such Tooling, except as otherwise expressly authorized by Buyer.

Supplier must obtain and maintain in effect insurance in respect of all Supplier-use-Tooling and Common-use-Tooling, Rotating-Tooling (other than such Tooling, which is in the actual possession of Buyer) in accordance with Section 8.5, Supplier must not create or allow any lien, claim or right of any person or entity other than the rights of Buyer under this Agreement in respect of any Tooling.

6.4.2.   Accountability for Tooling

Supplier must control and account for all Tooling. This requirement applies to Buyer-Use-Tooling until delivery thereof to Buyer and to Supplier-Use-Tooling and Common-Use-Tooling at all times prior to the removal thereof by Buyer or delivery to Buyer or Buyer's designee. Supplier must identify all new, reworked and re-identified tooling with an identification tag containing both Supplier’s and Buyer's identification.

6.4.3.   Certified Tool Lists

Supplier must prepare a list or lists containing the Tool identification according to Supplier's criteria, and a supplementary identification in accordance with the Exhibit E (Tooling Manual) hereto, and such other information as Buyer may request ("Certified Tool List"). Supplier must prepare a separate Certified Tool List for (i) Supplier-Use Tools, (ii) Common-Use Tools, (iii) Buyer-use Tools, and (iv) Casting/Extrusion Tools. Supplier must promptly submit each initial Certified Tool List to Buyer. Supplier must subsequently submit from time to time as specified by Buyer new Certified Tool Lists to supplement the information contained in the initial Certified Tool Lists.

6.4.4.   Tooling Specialists

Buyer may elect, at its own discretion, to place observers at Supplier's site to follow up tooling methods and concepts for planning, design and manufacturing for those tools related to this Agreement. Supplier must cause this provision to be extensive to Supplier's Subcontractors. When conditions require that a tooling specialist remains at Supplier's facilities for an extended period of time, Supplier must provide reasonable infrastructure as described in Section 6.6.2 (Buyer Resident Team) hereof.

16

6.4.5.   Tooling Storage

All Tooling must be adequately protected against any condition that might induce rust, corrosion or other forms of deterioration according to the Exhibit E.

6.4.6.   Tooling Modification

Supplier must review all related Tooling as a consequence of any engineering Change and/or process Improvement.

All Tooling to be modified under the provisions described in this Section 6.4.6 must be verified for the need to retain their original configuration for production of Spare Parts.

It is mandatory that original Tooling be retained for production of interchangeable items and Spares Parts as described in Section 2.7 (Obsolescence).

All requirements and procedures for design, fabrication, inspection, use maintenance and storage of Tooling are described in the Exhibit E.

6.5.           Subcontracting

Buyer may, at any time during this Agreement, review Supplier’s make-or-buy plan and source selection for Products, Spare Parts, Technical Publications and/or Tooling considered critical by Buyer because of process requirements or manufacturing complexity, and veto Subcontractors.

Upon Buyer’s request, Supplier will in a timely and diligent manner submit to Buyer its proposed make-or-buy plan and proposed source selection before awarding any subcontract or purchase order with respect to any Product, Spare Parts, Technical Publications, or Tooling.

Upon Buyer’s request, Supplier grants the right to Buyer to: (i) review any Subcontractor’s qualification report or any information regarding Subcontractor’s experience, capabilities and performance and, (ii) audit Subcontractors in regard to compliance with Buyer’s standards. If any such audit occurs Supplier must accompany Buyer.

Whenever applicable, Supplier’s Subcontractors must be qualified by the competent Airworthiness Authority.

Supplier agrees that it must not subcontract any [***]

Supplier is entirely responsible for the management of its Subcontractors, and no subcontracting, with or without Buyer’s consent, relieves Supplier from any of its obligations under this Agreement or prejudice any of Buyer’s rights against Supplier.

6.6.           Program Surveillance

6.6.1.                 Plant Visits

Supplier hereby grants, and must cause Subcontractors to grant, to Buyer and Customers the right to visit the Supplier or Subcontractors’ facilities during operating hours to review progress and performance of production, schedule, cost, quality and protection of Buyer’s Proprietary Information. Supplier agrees and must cause Subcontractors to agree that any Buyer or Customers’ authorized representative is allowed to access all areas used in the performance of this Agreement.

In case such access is subject to the regulations of any governmental agency regarding admissibility and movement of personnel at Supplier’s or Subcontractors’ premises, Supplier must use its best efforts to, and must cause Subcontractors to, reduce the period necessary to obtain access to all areas used in the performance of this Agreement to Buyer and Customers.

Buyer must notify Supplier in writing prior to any visit contemplated herein. The notice must contain the names and positions of the visiting personnel and the duration and purpose of such visit.

17

6.6.2.   Buyer Resident Team

Supplier agrees, and must cause Subcontractors to agree, that Buyer may, at its sole discretion, and for such period as it deems necessary, [***]

The Resident Team will function under a resident Buyer manager who will supervise the Resident Team activities. The Resident Team must be allowed access to or to review, as the case may be, all work areas and technical data including, but not limited to, program status reports, management reviews, manufacturing processes and equipment, drawings, blueprints and calculations used for or relating to Supplier’s or Subcontractors’ performance of this Agreement.

Supplier hereby agrees to provide the Resident Team, at [***] with office space, desks, telephones, stationery supplies, filing cabinets, communication facilities including high speed internet access and any other items reasonably requested by Buyer. A reasonable portion of the Resident Team’s working area must include space for private telephone calls, meetings and similar activities.

6.6.3.   Supplier Resident Team

Supplier may locate, if previously agreed with Buyer, a Resident Team at Buyer’s facility for a period of time as reasonably necessary. The Resident Team will function under a resident Supplier manager who will supervise the Resident Team activities. The Resident Team must be allowed access to or to review, as the case may be, the necessary working areas and applicable technical data.

Buyer agrees to provide the Supplier Resident Team with office space, desks, telephone equipment, filing cabinets, communication facilities including high speed internet access and any other items reasonably requested by Supplier, on a non-charge basis, limited to the infrastructure already established at Buyer’s facilities (computers and improvements on office infrastructure are not included). Any other expenses with equipment and/or services (ex. Restaurant, phone calls charges, consumable material, etc.) must be borne by Supplier based on its use.

Notwithstanding the above, any improvements on office infrastructure must be authorized in writing by Buyer prior to its implementation.

6.6.4.   General

Each Party must be responsible for the compensation, salary, personal accommodations, medical and insurance coverage, travel and living expenses of its own representatives and Resident Team staff visiting or placed at the other Party’s facilities.

[***].

6.6.5.   Program Reviews

Buyer and Supplier may carry out formal management reviews periodically at Buyer’s facilities, to evaluate Supplier’s performance of this Agreement. During these reviews, Supplier agrees to present and provide actual performance data with respect to this Agreement.

Buyer and Supplier may hold meetings for schedule and performance reviews on a regular basis at Buyer’s facilities. The Parties must agree on the frequency of these reviews.

Supplier must [***]

6.6.6.   Program Status Report

Supplier must submit to Buyer monthly status reports using performance indicators and methodology as defined and requested by Buyer.

Buyer may, at its sole discretion, change the reports frequency to meet the Program’s needs.

18

6.7.           Surplus Products

Supplier agrees that, in accordance with Exhibit F (Shipping Policy), Buyer is entitled to return to Supplier, at Buyer’s expense, any Product that Supplier has delivered to Buyer under this Agreement and that is surplus to Buyer’s then current requirements including, without limitation, any Products returned to Buyer by any Customer, provided that such Product is in a current production configuration or can be, in Buyer’s determination, economically changed to such a configuration. On receipt of any such Product, Supplier agrees to credit Buyer’s account with the most recent catalog price for such Product. If Buyer instructs, Supplier must re-work any returned Product to change such Product into the current configuration.

In its sole discretion, Buyer may, upon providing written notice to Supplier within a reasonable period of time, prior to the scheduled delivery date for any Product, elect to use any Product in inventory or any Product returned to Buyer by any Customer in lieu of an ordered Product. Buyer’s notice must include the serial number of the Aircraft into which Buyer intends to incorporate such surplus Product. Upon receipt of such notice, Supplier agrees not to deliver such Product to Buyer and not to invoice Buyer for the price of such undelivered Product.

Supplier agrees that, if for any reason, Buyer is unable to return the Product to Supplier, Buyer is authorized to sell the Products to any third party.

6.8.           Changes

Except as provided in Sections 6.8.1, 6.8.2 and 6.8.3 below, the Parties will negotiate, on a case-by-case basis, the costs and expenses related to the Changes requested by Buyer. In all cases of Changes, the Parties will work together to find the best solution for the Aircraft and the Program, with minimal impact on schedule and cost, and with the objective of meeting the Aircraft and the Program’s requirements throughout the life of the Program.

6.8.1. Changes under Supplier responsibility and costs

6.8.1.1.                     Supplier must bear any and all costs and expenses, including Buyer’s and/or OPP’s costs and expenses connected with or caused by a Product Change, regardless of the Program phase, related to:

[***]

No costs and expenses will be applied to the Changes mentioned in items (i), (ii), (iii) and (iv) above, including to the Price.

6.8.2. Changes requested by Buyer during the Development, Certification and Beginning of Aircraft Production Phase

6.8.2.1.                     [***] .

6.8.2.2.                  Notwithstanding the provisions of Section 6.8.2.1 and provided that the Change is not related to any of the items under Section 6.8.1, the Parties agree to discuss, on case-by-case basis, the costs and expenses related to out-of-scope Changes requested by Buyer for the Product during the development, certification and up to the EIS Maturity Period, which result in a Major Change. All Changes requested by Buyer under this Section 6.8.2 and not defined as a Major Change must be implemented by Supplier within a reasonable time as requested by Buyer and at no additional cost to Buyer.

6.8.3. Other Changes requested by Buyer, at any time, regardless of Program phase

6.8.3.1.                     At any time, regardless of phase of the Program, Buyer may request in writing from Supplier, and Supplier must implement, at no additional cost to Buyer:

  Product Changes to enhance the attractiveness and/or competitiveness of the Program; and
  Product Changes in order to capture new sales and/or expand market share and/or any other initiative that may benefit the Program.

19

6.8.4.   Product Price Reduction Opportunities related to Changes

After the Aircraft EIS, Supplier agrees to work continuously to present Product Price reduction opportunities throughout the life cycle of the Aircraft, including but not limited to opportunities driven by a Product Change.

[***].

6.8.5.   Buyer’s Rights for Reimbursement

In addition to any indemnification or compensation provided for in this Agreement and/or its Exhibits, Buyer is entitled to recover and/or charge Supplier for any cost and expenses incurred by Buyer and/or OPPs in accordance with the provisions of this Section 6.8. and for any cost and expenses incurred for activities performed by Buyer and/or OPPs related to rework or extra workload caused by Supplier in connection with Changes. For purposes of this Section, the Hourly Rates set forth in Section 6.8.6 must apply.

6.8.6.   Hourly Rates

6.8.6.1.        General

For purposes of this Section 6.8, “Hourly Rates” means the amount per hour, charged by Supplier to Buyer or by Buyer to Supplier, as the case may be, in regard to the activities performed by Supplier and/or by Buyer related to Changes, when applicable.

The Hourly Rates are set forth below: [***]

Any category not expressly defined herein is not subject to charge by either Party, including but not limited to, administrative hours, Program management hours, project coordination hours.

The Hourly Rates referred to in Section 6.8.6.1 are set forth in United States Dollars (US$) and include all taxes, imposts, fees, duties and levies, tariffs and export duties and charges of any kind, incurred by Supplier and/or Buyer, as applicable, as per Section 8.6 Taxes and Duties. No adjustments to any Hourly Rates set forth herein will be made due to changes or fluctuation in currency exchange rates.

The Hourly Rates herein are firm and fixed until December 31st, 2025 and are subject to an adjustment methodology as set forth in Section 6.8.6.2 below.

6.8.6.2.        Hourly Rates Adjustment

[***]

6.8.7.   Supply of Unmodified Products

Supplier further agrees to continue supplying unmodified Products for a mutually agreed period of time to support the Aircraft Certification campaign, the production of any Aircraft or Derivative and Customer Support, at no additional cost to Buyer and/or Customers.

6.8.8.   Change Responsibilities and Communication

Any Product Change must be communicated in writing by the Supplier and authorized in writing by the Buyer Engineering Team prior to any implementation to enable the Buyer to meet the requirements of the Airworthiness’ Authorities during all phase of the Program and the Aircraft life cycle.

20

In addition, any Product Change that may result in a commercial impact (including, without limitation, any Major Change) must be communicated by Supplier in writing to Buyer's contract administrator prior to implementation, providing enough technical and commercial information, including [***] ("Change Report"). Supplier must submit the Change Report to Buyer no later than [***] after Supplier identifies the need to implement any Change. Such communication in no way represents Buyer's acceptance of the Change, which must be discussed and mutually agreed upon by the Parties prior to any Product Change implementation.

Notwithstanding the foregoing, the Parties agree to continue negotiations on a Product Change Report [***].

[***].

Supplier undertakes to inform Buyer of any and all modifications or Improvements implemented to the Product during the existence and after any expiration or termination of this Agreement, for a period of at least fifteen (15) years from the date of such expiration or termination or as long as five (5) Aircraft using the Product, remain in service, whichever occurs later, by a Product configuration verification to be performed by Supplier [***].

6.8.9.   Product configuration update, replacement, or scrap responsibilities arising from Changes

Buyer is entitled, at its sole discretion, to return to Supplier, any Product for configuration updates and/or replacements and/or scrap arising from or connected to any Changes provided under this Section 6.8. In addition, Supplier must absorb or pay to Buyer, as applicable, all costs and expenses associated with such updates and/or replacements and/or scrap arising from or connected to Changes related to Sections 6.8.1 and/or 6.8.2.1 and/or 6.8.3.

If the update, replacement, or scrap responsibilities arises from Changes under Sections 6.8.2.2 and/or 6.8.4, Parties must mutually agree on the most appropriate Product destination and, if applicable, Supplier must provide a quotation for the configuration update (including labor and material cost details) and/or replacement, no later than seven (7) calendar days after Buyer’s request.

6.9.        Offset

6.9.1.   Offset Commitments

[***]

6.10.      Brazilian Content

Supplier must use its reasonable efforts to entirely or partially [***], to comply with applicable governmental credits compensation commitments.

6.11.      Warranty for Buyer’s Production Line and/or Assembly Line

6.11.1.           Supplier’s Warranties

Supplier warrants that each Product, Spare Part, Corrected Product, Technical Publication and/or Service must (i) be free from defects in materials and workmanship, (ii) conform to the requirements of this Agreement and its Exhibits, and the applicable Purchase Order including, but not limited to, any applicable descriptions, the Technical Requirements, Supplier’s Technical Proposal and drawings, and (iii) to the extent not manufactured pursuant to detailed designs and specifications provided by Buyer, be free from any defects in design, manufacture and production.

21

6.11.2.           Warranty Period and Remedies

a) If within [***] after delivery of any Product, Spare Part, Technical Publication and/or Service to Buyer, such Product, Spare Part, Technical Publication and/or Service fail to comply in any respect with the warranty set forth in this Section, Supplier must, at Buyer’s discretion, (i) make all necessary Corrections, or (ii) authorize Buyer to make such Corrections (which Corrections may be performed at Buyer’s facilities or at any other facilities selected by Buyer).

b) [***].

[***]

6.11.3.           Corrected Products

[***].

6.11.4.           Limitations of Warranty Obligations

The provisions of this Section must not apply if:

a)     The Products delivered were installed (other than by Supplier), used or serviced in a manner inconsistent with Buyer’s or Supplier’s applicable service manuals, bulletins or written instructions; or

b)     As to a Corrected Product only, such Product defect is solely attributable to Buyer.

6.11.5.           Repair

In case of Section 6.11.4 above, Buyer may [***]

6.11.6.           Warranty Policy Requirements

The following policies (“Warranty Policies”) must apply to all Supplier warranties under this Agreement:

6.11.7.           Warranty Extension Negotiation

In the event Buyer is involved in any given sales campaign that Customers demand extension of Supplier’s standard warranty, Supplier agrees to negotiate in good faith with Buyer and/or Customers to establish terms and conditions under which Supplier provides warranty extension.

6.11.8.           Warranty in Products Corrected by Buyer

In case Supplier authorizes Buyer to make any Corrections, in accordance with the terms of Section 6.11.2 above, the warranty obligations set forth herein must remain in full force and effect.

7.     STOP WORK NOTICE, TERMINATION, EVENTS OF DEFAULT, REMEDIES, LIQUIDATED DAMAGES, INDEMNIFICATION AND LIMITATION OF LIABILITY
7.1.        Stop Work Notice

Buyer may at any time, by written notice to Supplier, require Supplier to stop all or any part of the work called for by this Agreement. Any such notice must be specifically identified as a “Stop Work Notice”. Upon receipt of a Stop Work Notice, Supplier must promptly comply with its terms and take all reasonable steps to minimize the costs arising from the work covered by the Stop Work Notice during the period of work stoppage. Within the period established in the Stop Work Notice, including any extension thereof, Buyer must either (i) cancel the Stop Work Notice or (ii) terminate this Agreement, totally or partially, or (iii) cancel the work covered by the Stop Work Notice in accordance with this Agreement. In the event Buyer cancels the Stop Work Notice or the period of the Stop Work Notice, including any extension thereof, Supplier must promptly resume work in accordance with the terms of this Agreement.

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7.2.        Term of Agreement and Termination

[***].

7.2.1.   Termination without any fault of Supplier

 [***]

7.2.2.   Termination Caused by Supplier Event of Default

 [***]

7.2.3.   Delivery of Incomplete Products and Materials

As a condition to the payment of the credits to Supplier in accordance with this Section 7.2, Supplier must have delivered to Buyer all Products completed yet undelivered, Products not completed (provided these unfinished Products cannot be diverted to Supplier’s other customers) and raw materials for which Supplier has no other use.

7.3.           Events of Default

Supplier agrees that the occurrence of any one or more of the following events will constitute an event of default (each an “Event of Default”): [***]

7.4.           Remedies

Upon the occurrence of any Event of Default and in addition to any other remedies or rights available to Buyer under this Agreement, at law or in equity, Buyer [***].

[***]

7.5.           Liquidated Damages and other Damages

[***]

7.5.1.   Liquidated Damages for Delay in Delivery of Products

 [***]

7.5.2.   Liquidated Damages for Product’s Weight Guarantee

 [***]

7.5.3.   Liquidated Damages for Other Product Non-Compliances

 [***]

7.5.3.1.              [***]

7.5.3.2.              [***]

7.5.4.   Liquidated Damages on Development Milestones

23

[***]

7.5.5.   Liquidated Damages for Production Line and/or Assembly Line Stoppage

[***]

7.5.6.   Damages for Quality Process Escapes

[***]

7.5.7.   General Procedures for Payment or Credit

Any amounts due by Supplier to Buyer under the terms of this Section 7.5 may be paid to Buyer through discount in the Prices of Products to be delivered to Buyer, after receipt of the respective written notices or invoices, as further detailed below.

All amounts due by Supplier to Buyer under the terms of this Section 7.5 will be annually cumulated from October of the year when the noncompliance occurred until September of the next year. Buyer will automatically apply a reduction in the Prices of the Products to be delivered to Buyer production line and/or assembly line, starting in January 1st until March 31st of the subsequent year of calculation, up to the amount of liquidated damages due by Supplier. Supplier agrees that such reduction will be applied directly by Buyer in the Purchase Orders related to such future Product deliveries.

Notwithstanding the above, Supplier may choose to pay the amounts due to Buyer under the terms of this Section 7.5 through invoice payment. In this case, Supplier must inform Buyer of its choice before the end of October of each year. When choosing to pay by invoice, in case Supplier delays such invoice payment for a period greater than 30 days, Buyer is entitled, at its sole discretion, to apply the price reduction in the remaining Products to be delivered from January 1st until March 31st of the subsequent year of calculation.

7.6.           Indemnification

Supplier hereby agrees to indemnify and hold harmless Buyer, Buyer’s officers, directors, employees and agents (collectively “Buyer Indemnitee”) from and against [***]

7.6.1.   Indemnification Claim

 [***]

7.7.         Limitation of Liability

[***].

7.7.1 The liability of the Parties under this Agreement shall be [***].

7.7.2 NOTWITHSTANDING THE CONDITIONS PROVIDED IN THIS SECTION 7.7, THE MAXIMUM AGGREGATE LIABILITY OF BUYER ARISING UNDER OR IN CONNECTION WITH THE AGREEMENT IS LIMITED TO [***].

8.     MISCELLANEOUS
8.1.           Compliance With Laws

Each Party represents and warrants that, as of the date of this Agreement and throughout its term: (i) it is and it will remain in compliance with Exhibit L (“Social and Environmental Requirements”) and all applicable laws, statutes, rules, regulations, judgments, decrees, orders or permits, including, but not limited to, those social, environmental, anti-money laundering and anti-corruption laws, to the extent that they apply to such Party’s obligations and activities stipulated in this Agreement, and (ii) it does not and it will not employ in its activities child labor or forced labor, acting in accordance with its country’s labor and safety work laws.

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Each Party agrees to indemnify and hold the other Party harmless from any failure by the former to comply with any provisions of such laws that affects its respective performance of this Agreement. Each Party further agrees to (i) provide, as reasonably requested by the other Party, information on its compliance with the preceding paragraph, (ii) notify the other, at the earliest opportunity but in all events, where applicable, sufficiently in advance, of any modification, restriction, enactment or notice of enactment of laws and/or regulations that impact or may impact, at the reasonable belief of the former, its performance under this Agreement.

8.1.1.   Export Control

8.1.1.1.Supplier represents and warrants that it will comply with all applicable laws related to the export, re-export and transfer of the Product and its associated software and technology under this Agreement. Without limiting the generality of the foregoing, Supplier further represents and warrants that:

(a) it must ensure that any Product and its associated software and technology that is subject to the jurisdiction of the United States Export Administration Regulations (“EAR”), the International Traffic In Arms Regulations (“ITAR”), or other applicable export control or economic sanctions laws is not (i) exported, transferred or released from the United States or by United States persons or (ii) re-exported, transferred or released from countries other than the United States, without first complying with all requirements of the EAR, ITAR, or other applicable export control or economic sanctions laws including the requirement for obtaining an export license, if applicable;

(b) it will comply with all similar requirements under the laws of any other country that has jurisdiction over the export, re-export, transfer or release of the Product and its associated software and technology under this Agreement, if applicable, and

(c) it will timely inform Buyer in writing and in good faith of the existence and nature of any restriction that the government of Supplier’s country and/or the government of the United States imposes or may impose on the export, re-export, transfer or release of the Product and its associated software and technology.

8.1.1.2.Upon execution of this Agreement, and at any time upon Buyer’s request, Supplier must deliver the Product export control classification sheet attached hereto as Exhibit K, completed and signed by a duly authorized officer of Supplier. Supplier assures and must continue to assure that any kind of interaction between the Parties and/or their representatives and appointee(s), within the scope of the Agreement, such as those interactions set forth in the Program Surveillance (Section 6.7), must not be subject to more restrictive export control licensing requirements than the Products. Supplier must also submit the Product export control classification sheet to Buyer immediately following any changes to the information previously provided.

8.1.1.3.If an export license is required for the export, re-export, transfer, or release of any Product and associated software and technology supplied under this Agreement, Supplier must timely obtain such license and must provide Buyer with copies of the license, license application, and related export control documentation (transmittal letter, etc). Denial of a license will not be construed as excusable delay.

8.1.1.4.Supplier must immediately notify Buyer if Supplier is, or becomes, listed in any U.S. or other government list of restricted or prohibited persons or if Supplier’s export privileges are otherwise denied, suspended or revoked in whole or in part by any government entity or agency.

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8.1.2.   Conflict Minerals

Upon execution of this Agreement, Supplier commits to comply with Section 1502 of Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Rule) and its implementing regulations, and any amendments thereof as applicable to a SEC-reporting company. Supplier must use its best efforts to identify the origin of any conflict minerals, as defined by the Rule.  These efforts may require Supplier to request information from its Subcontractors.  Supplier must supply the information via the Conflict Minerals Reporting Template created by the EICC-GeSI Conflict Free Sourcing Initiative.  In the event that Supplier discovers that any conflict minerals contained in the Products delivered to Buyer supports armed conflict within the Covered Countries, as defined by the Rule, Supplier agrees [***].

8.1.3.   Anti-corruption representations and covenants

8.1.3.1.Each Party represents and warrants to the other Party hereto that, in connection with this Agreement (including the negotiation, execution, or performance thereof), it will not violate and, to the best of its knowledge, it has not violated the “ABC Legislation”. "ABC Legislation" means (a) the United Nations Convention against Corruption (being the subject of General Resolution 58/4); (b) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (c) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, as amended; and (d) any applicable anti-money laundering laws and regulations with respect to a Party, and any legislation enacted in the country in which that Party is incorporated or where it will conduct activities related to this Agreement addressing anti-corruption, e.g. the Brazilian Clean Company Act.

8.1.3.2.Each Party hereto confirms that it has in place reasonably designed and implemented policies and procedures for compliance with ABC Legislation (including, but not limited to, a code of ethics (or equivalent document) and an anti-corruption policy (or equivalent document)). Each Party hereto confirms that it will comply strictly with such policies and procedures.

8.1.3.3.Each Party agrees to complete any training reasonably required by the other Party and agrees to require all personnel who, pursuant to the Agreement, may interact with Government Officials (as defined below) and other personnel identified by relevant Party to complete such training. Also, each Party agrees to certify compliance by it and its personnel with the representations and warranties in this Agreement regarding anti-corruption and with relevant Party’s internal anti-corruption and anti-money laundering policies mentioned above at the time of execution of this Agreement and periodically thereafter when reasonably requested to do so by the other Party.

8.1.3.4.Additionally, each Party represents that, it, in respect to this Agreement, has not offered, made, promised, or authorized, nor will offer, make, authorize, or promise, directly or indirectly, any improper or corrupt payment (or otherwise corruptly or improperly provide anything of value) to anyone, including any third party. This includes offering, making, promising, or authorizing any benefit or advantage, directly or indirectly, to any employee, officer, official, agent or representative of the other Party, to any actual or potential customer of either Party, or to any “Government Official”. For the purpose of this Agreement, “Government Official” means (a) an officer or employee of any national, regional, local, or other government of any country, (b) an officer or employee of any department, agency or instrumentality of said government, including any elected or appointed official in any branch (executive, legislative, or judiciary), (c) an officer or employee of a company or enterprise owned or controlled by or performing a function of a government, (d) an officer or employee of a public or state-sponsored university or research organization, (e) an officer or employee of a public international organization, (f) a candidate for political office, (g) a political party or political party official, (h) a member of a royal family or military personnel, (i) an individual otherwise categorized as a Government Official under applicable local laws, and (j) to any other person, individual or entity at the suggestion, request or direction or for the benefit of, or any other person acting in an official capacity for or on behalf of, any of the persons described  in (a) through (i) above.

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8.1.3.5.Each Party agrees to make, keep, and maintain accurate and reasonably detailed books and financial records regarding its performance under, and payments made relating to this Agreement. Each Party must devise and maintain a system of internal accounting controls sufficient to meet the accounting requirements and satisfy the laws of the country where it is incorporated.

8.1.3.6.Each Party must inform the other Party, to the extent permitted under applicable laws, of any situation of which it becomes aware that may result in a breach of this clause 8.1.3.

8.1.3.7.If either Party has reason to believe based on credible evidence that any of the representations or warranties regarding compliance with ABC Legislation in this Agreement are or may become inaccurate or misleading, such Party may suspend all performance under this Agreement until it has received confirmation to its reasonable satisfaction that no breach has occurred or is likely to occur.

8.1.3.8.Exceptional Termination Rights: Either party may terminate this Agreement with immediate effect by giving notice to the other party (“Defaulting party”) if the Defaulting Party commits a breach of the aforementioned clauses.

8.1.3.9.Upon reasonable prior written request, during the term of this Agreement and for a period of five (5) years following its expiration or termination, each Party will have the right to conduct on-site inspections and to audit and examine the books and financial records of the other Party related to the business jointly developed, to test compliance with this Agreement and the representations, warranties, and undertakings herein. The audited Party will provide any information and assistance reasonably required in connection with such an audit, including access to its directors, officers, managers and other personnel available for compliance interviews at such dates and places as may be reasonably required. Audits will be conducted by employees of the internal audit department of the Party requesting the audit or an independent audit or other professional firm mutually acceptable to both Parties, subject to appropriate confidentiality and other related obligations and commitments reasonably satisfactory to each of the Parties including any necessary measures to address anti-competitive concerns and a Party’s proprietary or commercially sensitive information. The requesting Party will have the authority to use the results and findings from such audits as it deems appropriate, including making disclosures to relevant government enforcement authorities in cases where the audited Party fails to report any such findings. Costs of each audit will be borne by the Party requesting the audit.

8.2.           Excusable Delay

Each Party will be excused for failures and delays in performance caused by war, terrorist acts, riots or insurrections in such Party’s country, any laws, proclamations, ordinances, or regulations of the government of such Party’s country or of any political subdivision of such country, floods, fires, explosions or other catastrophes beyond the reasonable control of and without the fault of such Party. To the extent that any such cause actually retards a Party’s performance under this Agreement, the scheduled time for performance must be extended for a period of time to be determined by Buyer after an assessment of alternate work methods. Any Party claiming any such excuse for failure or delay in performance must give prompt written notice thereof to the other Party.

If performance of any obligation herein is delayed by any of the aforementioned circumstances for more than sixty (60) calendar days, Buyer may, without any additional extension, cancel, in whole or in part this Agreement, or any Purchase Order with respect to the delayed Products and/or Services. Should Buyer decide to terminate this Agreement as set out above, the procedures set forth in Section 7.2.1 will apply.

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8.3.           Proprietary Information

The Parties hereto agree to keep confidential and not to disclose to any third party any Proprietary Information received from the other Party in connection with the Program. Each Party further agrees to use Proprietary Information only for the proper purposes necessary for the performance of this Agreement or any Purchase Order, excluding, however:

(i)	information which at the time of disclosure by the disclosing Party is available to the public, or which after such disclosure becomes available to the public by publication by the disclosing Party;
(ii)	information which is demonstrated to have been lawfully in the possession of the receiving Party prior to the time of disclosure by the disclosing Party;
(iii)	information received by the receiving Party from a third party, unless such information is obtained in violation of non-disclosure obligations with such third party;
(iv)	information which the receiving Party developed independently and lawfully, without any reference to the Proprietary Information disclosed to it by the disclosing Party; or
(v)	information whose disclosure is mandated by law or regulation, or by an order from a court of law or governmental agency.

If disclosure is required pursuant to this Section 8.3(v) the Party required to disclose the other Party’s Proprietary Information per such provision must provide prior notice of such impending disclosure to the other Party and the former Party must use reasonable efforts at its own cost and expense to limit such disclosure and to maintain the confidentiality of such Proprietary Information to the extent permitted by law.

Notwithstanding the above, Supplier hereby grants Buyer the right to use and disclose Supplier’s Proprietary Information for the purpose of testing, developing, certifying or selling the Aircraft, assisting any Customer with respect to any Product or any Aircraft in which a Product is installed, provided however that any such disclosure by Buyer must, whenever appropriate, include a restrictive legend suitable to the particular circumstances. Supplier hereby authorizes Buyer to disclose Proprietary Information to OPPs as required for the performance of the Program, provided that each OPPs first assumes similar obligations imposed on Buyer under this Agreement relating to such Proprietary Information. Buyer hereby authorizes Supplier to disclose Proprietary Information to Subcontractors as required for the performance of this Agreement or any Purchase Order, provided that each Subcontractor first assumes in writing the same obligations imposed on Supplier under this Agreement relating to such Proprietary Information.

All Proprietary Information transferred in connection with this Agreement or any Purchase Order, will at all times remain the property of the disclosing Party and further, except to the extent that said Proprietary Information is needed by Buyer or its OPPs for the purpose of testing, certifying, selling to or assisting any Customer with respect to any delivered Product or any Aircraft in which a Product has been installed, must be promptly returned, or destroyed at the option of the disclosing Party, as set forth in a written request.

8.4.        Intellectual Property

8.4.1.    [***]

8.4.2.    Background IP. [***]

8.4.2.1.            Buyer’s Foreground IP. [***]

8.4.2.1.1.         Delivery of Buyer’s Foreground IP Materials. [***]

8.4.2.2.            Supplier’s Foreground IP. [***]

8.4.3.    Parties IP Licenses.

8.4.3.1.            Supplier’s Disclosed Background IP License. [***]

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8.4.3.2.            Supplier’s Foreground IP License. [***]

8.4.3.3.            Buyer’s Disclosed Background IP License. [***]

8.4.3.4.            Buyer’s Foreground IP License. [***]

8.4.3.5.            Supplier’s Product Intellectual Property License. [***]

8.4.3.6.            Delivery of Licensed Materials[***]

8.4.4.    Patent Applications for Buyer’s Foreground IP. [***].

8.5.           Insurance

Supplier must maintain or provide for the acquiring and maintenance, of:

(a)  Property damage insurance against loss or damage to all tooling, equipment, local transportation devices, BFP, raw materials, parts, work-in-process, incomplete or completed assemblies and all other products or parts thereof, and all drawings, specifications, data and other materials relating to specifications, data and other materials relating to any of the foregoing, in each case to the extent in the possession, or under the effective control, of Supplier or any of its Subcontractors, on an “all risks” basis with extended coverage, including, without limitation, coverage against earthquake, flood, fire and lightning and explosion in an amount no less than the replacement value of such property,

(b)  Broad form of comprehensive legal liability insurance including but not limited to:

(i)    Public Liability Insurance; and

(ii)   Aviation Legal Liability Insurance including, Aircraft Third Party and Passenger Legal Liability, Hangarkeepers Liability, Premises Liability including where appropriate Air Traffic Control Liability and Product and Grounding Liability.

(c)   [***]

(d)   Business Interruption Insurance in an amount which Buyer may from time to time reasonably require, with reference to the amount carried from time to time by prudent companies similarly situated;

(e)   Additional Insurance, covering incidents, risks and other situations, including environmental liability, as it might be required by law or agreed upon between the Parties. The insurance policies must in all cases be in form and amount, and issued by insurance companies of reasonably known capacity, which must be satisfactory to Buyer, which will not unreasonably refuse its approval; and

(f)   Buyer may request, at any time during this Agreement, copies of the above-mentioned policies and/or material evidence that the insurance coverage are in full force and effect.

8.6.         Taxes and Duties

8.6.1.   Payment

Supplier will be responsible for [***] taxes, fees, levies, imposts, social contributions, value-added taxes as sales tax, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import and export charges and other duties imposed by any governmental authority or subdivision thereof which may be assessed against or incurred by such Party as a result of its performance under this Agreement. Furthermore, Supplier undertakes that it will not charge Buyer for any increases of said taxes, fees, levies, imposts, penalties, excises, surcharges and import and export charges and other duties imposed by such authorities resulting from Suppliers performance hereunder.

Supplier hereby agrees that “Withholding Income Tax” paid by Buyer on behalf of the Supplier will constitute part of the Price agreed between the Parties. For such purpose, Buyer agrees to provide to Supplier a copy of the tax payment within 30 (thirty) days of its payment.

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Buyer will be responsible for all taxes, fees, levies, imposts, social contributions, value-added taxes, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import or export charges and other duties imposed by any Brazilian governmental authority or subdivision thereof which may be assessed against or incurred by Buyer as a result of its performance under this Agreement, such as fees or taxes resulting from customs clearance in Brazil. This will not include any taxes imposed on Supplier by Brazilian or other governmental authority or subdivision and withheld by Buyer as responsible for such withholding obligation.

Both Parties agree to cooperate and amend the Agreement if necessary, and as legally permissible, to reduce, eliminate or recover any applicable taxes, duties, levies, excises, import fees, clearance costs or other charges of any kind which may be payable by either Party, where applicable, securing any certificate of exemptions or recoveries provided that such changes of modification do not transfer the tax burden from one Party to the other Party.

Each Party agrees to provide reasonable assistance to other Party in seeking to reduce, eliminate or recover such taxes, fees, levies, imposts, social contributions, value-added taxes as sales tax, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import and export charges and other duties imposed by any governmental authority paid by it to such tax authorities.  In case such assistance is needed, the required Party must provide, at no additional cost, the following documentation and/or operational support including, but not limited to Product technical reports and/or specifications, Product bill of material composition, Product illustrated catalogue, details of Product integrated solutions (e.g. main product and its secondary components, parts and tooling), consolidations or partial shipments.

8.6.2.   Labor Taxes

Each Party must be responsible for all tax reports and tax payments and for the payment of social welfare contributions and compliance with all social welfare or other applicable regulations required to be made or discharged by employers under the laws of the other Party’s central or local government, where applicable, with respect to its employees stationed at the other Party’s locations.

8.7.       Publicity and Customer Contact

Supplier is not allowed to disclose or otherwise make available to any third party, without Buyer’s prior written consent, any information relating to the subject matter of this Agreement including, without limitation, news releases, photographs, films, advertisements, public announcements and denials or confirmations of such public announcements. Supplier agrees to reasonably assist Buyer Group in advertising campaigns and promotion for the Aircraft as directed by Buyer.

Buyer is the only responsible for all contact with Customers regarding the Program and the Aircraft, as well as any other Buyer’s aircraft programs. Supplier must not make any contact with actual or potential Customers on the subject of the Program or without Buyer’s prior written consent unless to the extent necessary for Supplier to support Customer as per the terms of the Product Support Agreement, Exhibit G; and Supplier must respond to any inquiry from actual or potential Customers regarding the Program and the Aircraft by requesting that the inquiry be directed to Buyer copying Buyer in its response.

8.8.       Supplier Representations and Warranties

Supplier represents and warrants, in good faith, that:

(i)     it is an expert fully competent to perform all the work required for producing the Products and performing the Services in accordance with the terms of this Agreement. [***];

(ii)   [***]

(iii) it presently has all adequate facilities and equipment to perform its obligations established in this Agreement. If the use of any facilities or equipment contemplated by Supplier will not be permitted or be available for any reason whatsoever, Supplier agrees that it will arrange for similar facilities and equipment at no cost to Buyer, and any failure to do so must not relieve Supplier from its obligations under this Agreement or under any law;

(iv) it has and it will maintain during the term of this Agreement all licenses and permits applicable including, but not limited to, all licenses required to maintain its activities and to perform its obligations under this Agreement;

(v)   it has not and will not enter into any agreement related to the Products which restricts or in any way whatsoever limits the use, operation, maintenance and after sales support of Products by Buyer and/or by Customers.

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8.9.       Independent Contractors

The relationship between Buyer and Supplier must be of independent contractors. Neither Party will represent itself as the agent or legal partner of another Party or do any act or thing which might result in other persons believing that it has authority to contract or in any other way to enter in commitments on behalf of the other.

8.10.      Remedies not Exclusive

[***]

8.11.      Changes to Supplier Ownership or Affiliation

If at any time Supplier becomes owned or controlled by or merges with any person or entity which competes with Buyer aircraft or that in any way impacts the performance of Supplier’s obligations under this Agreement, Supplier must notify Buyer in advance, and Buyer may terminate this Agreement by providing written notice to Supplier. Further, in the event that transfer of de facto control, or of a material part, of Supplier's business to a third party is contemplated, Supplier must give timely notice to Buyer, but no less than [***] prior to any such transfer or, in the event Supplier does not have knowledge of such transfer prior to its occurrence, Supplier agrees to give notice to Buyer [***] after said occurrence. Upon such notification, Buyer may, at its sole discretion, terminate this Agreement without any liability to Buyer, other than the payment by each Party of the amounts specified in [***] or renegotiate with Supplier mutually acceptable terms to continue this Agreement.

8.12.      Survival, Amendments and Assignment

8.12.1.             Survival

The Parties agree that the obligations contained in the following provisions of this Agreement must survive any cancellation, termination or expiration of this Agreement:

Applicable Law, Compliance with Laws, Dispute Resolution and Jurisdiction, Export Control Compliance (including Exhibit K), Independent Contractors, Indemnification, Intellectual Property, Nonwaiver, Obsolescence, Proprietary Information, Remedies, Remedies Not Exclusive, Severability, Supplier Representations and Warranties, Surplus Products, Warranty for Buyer’s Production Line and/or Assembly Line; Survival; System Basic Data/ Supplier’s Technical Proposal (Exhibit B) and Product Support Agreement (Exhibit G).

8.12.2.             Amendments and Assignment

This Agreement may only be altered, amended or supplemented by a written instrument executed by the Parties, except where otherwise provided herein.

Supplier must not assign any of its rights hereunder, including, without limitation, rights to credits due or to become due hereunder, or delegate any of its duties hereunder without the prior written consent of Buyer, unless otherwise specifically provided in this Agreement.

8.13.      Nonwaiver and Severability

No failure on the part of either Party in exercising partially or totally any right or remedy hereunder, or as provided by law or in equity, will impair, prejudice or constitute a waiver of any such right or remedy, or will preclude any other or further exercise thereof or the exercise of any other right or remedy.

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If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions will remain valid and enforceable.

8.14.      Headings

Headings used in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

8.15.      Applicable Law

This Agreement will be subject to and governed by the laws of the United States and the State of New York, excluding their choice-of-law principles (other than section 5-1401 and 5-1402 of the New York General Obligations Law). The United Nations Convention on Contracts for the International Sale of Goods, 1980, and any successor thereto, does not apply to this Agreement.

8.16.      Dispute Resolution

All disputes arising out of or in connection with this Agreement which cannot be resolved amicably by the Parties must be determined by [***]

8.17.      Notices, Requests and Language

All notices and requests in connection with this Agreement must be in writing. Any notice, request or other communication hereunder will be deemed duly given if it is sent to the addresses indicated in the preamble of this Agreement by airmail, facsimile or any other customary means of communication, to the contract administrators of the Program that each Party must indicate to the other at the appropriate time.

The effective date of any notice or request given in connection with this Agreement must be two (2) business days after the receipt by the addressee.

The language of this Agreement and all other documents in any way relating to this Agreement is the English language. In the event this Agreement or any other document in any way relating to this Agreement is translated into another language or is issued in more than one language, the version which must prevail for all purposes whatsoever is the version written in the English language.

8.18.      Entire Agreement

This Agreement, including all attachments hereto, constitutes the final, complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Agreement do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not in relation to the subject matter hereof.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, and to be effective as of the Effective Date above written.

By EVE UAM, LLC:

Name:	Name:
Title:	Title:

By EMBRAER S.A.:

Name:	Name:
Title:	Title:

By SOCIETE DUC (t/a DUC Hélices Propellers):

Name:	Name:
Title:	Title:

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